Exhibit 99.1

FOR IMMEDIATE RELEASE
April 24, 2023

CONTACT:
Investors - (301) 968-9300
Media - (301) 968-9303

AGNC INVESTMENT CORP.
ANNOUNCES FIRST QUARTER 2023 FINANCIAL RESULTS

Bethesda, MD - April 24, 2023 - AGNC Investment Corp. (“AGNC” or the “Company”) (Nasdaq: AGNC) today announced financial results for the quarter ended March 31, 2023.

FIRST QUARTER 2023 FINANCIAL HIGHLIGHTS
•$(0.07) comprehensive loss per common share, comprised of:
◦$(0.31) net loss per common share
◦$0.25 other comprehensive income ("OCI") per common share on investments marked-to-market through OCI
•$0.70 net spread and dollar roll income per common share, excluding estimated "catch-up" premium amortization cost 1
◦Includes $0.03 per common share of dollar roll income associated with the Company's $18.0 billion average net long position in Agency mortgage-backed securities ("MBS") in the "to-be-announced" ("TBA") market
◦Excludes $(0.12) per common share of estimated "catch-up" premium amortization cost due to change in projected constant prepayment rate ("CPR") estimates
•$9.41 tangible net book value per common share as of March 31, 2023
◦Decreased $(0.43) per common share, or -4.4%, from $9.84 per common share as of December 31, 2022
•$0.36 dividends declared per common share for the first quarter
•-0.7% economic return on tangible common equity for the quarter
◦Comprised of $0.36 dividends per common share and $(0.43) decrease in tangible net book value per common share

AGNC Investment Corp.
April 24, 2023

OTHER FIRST QUARTER HIGHLIGHTS
•$56.8 billion investment portfolio as of March 31, 2023, comprised of:
◦$45.1 billion Agency MBS
◦$10.4 billion net TBA mortgage position
◦$1.3 billion credit risk transfer ("CRT") and non-Agency securities
•7.2x tangible net book value "at risk" leverage as of March 31, 2023
◦7.7x average tangible net book value "at risk" leverage for the quarter
•Cash and unencumbered Agency MBS totaled $4.1 billion as of March 31, 2023
◦Excludes unencumbered CRT and non-Agency securities
◦Represents 57% of the Company's tangible equity as of March 31, 2023
•10.0% average projected portfolio life CPR as of March 31, 2023
◦5.2% actual portfolio CPR for the quarter
•2.88% annualized net interest spread and TBA dollar roll income for the quarter, excluding estimated "catch-up" premium amortization cost
◦Excludes -42 bps of "catch-up" premium amortization cost due to change in projected CPR estimates
•Capital markets activity
◦Issued 17.1 million common shares through At-the-Market ("ATM") Offerings at an average offering price of $9.95 per share, net of offering costs, or $171 million 2
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1.Represents a non-GAAP measure. Please refer to a reconciliation to the most comparable GAAP measure and additional information regarding the use of non-GAAP financial information later in this release.
2.Issued amounts reflect ATM offerings that settled during Q1 2023. Amounts exclude the issuance of 3.2 million shares, or $31 million, of ATM offerings during Q1 2023 that settled in Q2 2023.

MANAGEMENT REMARKS
"Agency MBS performed well through the first half of the first quarter," said Peter Federico, the Company's President and Chief Executive Officer. "This performance was a continuation of the positive momentum that began last November and drove a meaningful improvement in our tangible net book value through mid-February. These favorable conditions, however, gave way to a more challenging investment environment in the second half of the quarter characterized by regional banking system instability, elevated interest rate volatility, and an increasingly uncertain macroeconomic outlook. Against this backdrop, Agency MBS underperformed swap and Treasury hedges in March, resulting in a slightly negative economic return for the quarter. As we mentioned last quarter, the path to stability is often not linear, and the first quarter is a good reminder of that fact.
"Despite the volatility that we experienced in March, our outlook for Agency MBS continues to be very positive. A key element of this optimism is our belief that Agency MBS spreads to Treasury and swap rates will remain meaningfully wider than historical averages, providing a durable opportunity to generate highly attractive returns while maintaining our conservative risk position. For much of the last 15 years, we have competed for investment assets with the world's largest and most price insensitive buyer of Agency MBS, the Federal Reserve. As the Fed, and now banks, gradually reposition their balance sheets, we find ourselves in a favorable position as one of the few permanent capital vehicles dedicated to Agency MBS assets at a time when valuations are historically attractive and appear poised to remain that way for some time. As a result, we

AGNC Investment Corp.
April 24, 2023

believe AGNC is well-positioned for this favorable investment environment for Agency MBS, which, over the long term, will benefit both our earnings profile and franchise value."
"AGNC generated a slightly negative economic return of -0.7% in the first quarter of 2023, comprised of a $(0.43) decrease in tangible net book value per common share and $0.36 of dividends per common share," said Bernice Bell, the Company's Executive Vice President and Chief Financial Officer. "Despite a volatile macroeconomic environment, AGNC's net spread and dollar roll income, excluding 'catch-up' premium amortization, remained strong at $0.70 per common share, illustrating the resilient earnings power of our portfolio. In addition, we maintained our relatively conservative positioning, as evidenced by our hedge ratio of 114%, modest 'at risk' leverage position of 7.2x tangible net book value and $4.1 billion of cash and unencumbered Agency MBS as of quarter-end."

TANGIBLE NET BOOK VALUE PER COMMON SHARE
As of March 31, 2023, the Company's tangible net book value per common share was $9.41 per share, a decrease of -4.4% for the quarter compared to $9.84 per share as of December 31, 2022. The Company's tangible net book value per common share excludes $526 million, or $0.89 and $0.92 per share, of goodwill as of March 31, 2023 and December 31, 2022, respectively.

INVESTMENT PORTFOLIO
As of March 31, 2023, the Company's investment portfolio totaled $56.8 billion, comprised of:
•$55.5 billion of Agency MBS and TBA securities, including:
◦$55.1 billion of fixed-rate securities, comprised of:
•$41.9 billion 30-year MBS,
•$10.4 billion 30-year TBA securities,
•$1.5 billion 15-year MBS, and
•$1.3 billion 20-year MBS; and
◦$0.3 billion of collateralized mortgage obligations ("CMOs"), adjustable-rate and other Agency securities; and
•$1.3 billion of CRT and non-Agency securities.
As of March 31, 2023, 30-year and 15-year fixed-rate Agency MBS and TBA securities represented 92% and 3%, respectively, of the Company's investment portfolio, unchanged from December 31, 2022.
As of March 31, 2023, the Company's fixed-rate Agency MBS and TBA securities' weighted average coupon was 4.24%, compared to 4.13% as of December 31, 2022, comprised of the following weighted average coupons:
•4.31% for 30-year fixed-rate securities;
•3.22% for 15-year fixed rate securities; and
•2.51% for 20-year fixed-rate securities.
The Company accounts for TBA securities and other forward settling securities as derivative instruments and recognizes TBA dollar roll income in other gain (loss), net on the Company's financial statements. As of March 31, 2023, such positions had a fair value of $10.4 billion and a GAAP net carrying value of $10.0 million reported in derivative assets/(liabilities) on the

AGNC Investment Corp.
April 24, 2023

Company's balance sheet, compared to $18.6 billion and $0.2 billion, respectively, as of December 31, 2022.
CONSTANT PREPAYMENT RATES
The Company's weighted average projected CPR for the remaining life of its Agency securities held as of March 31, 2023 increased to 10.0% from 7.4% as of December 31, 2022. The Company's weighted average CPR for the first quarter was 5.2%, compared to 6.8% for the prior quarter.
The weighted average cost basis of the Company's investment portfolio was 103.0% of par value as of March 31, 2023. The Company's investment portfolio generated net premium amortization cost of $(120) million, or $(0.21) per common share, for the first quarter, which includes "catch-up" premium amortization cost of $(69) million, or $(0.12) per common share, due to an increase in the Company's CPR projections for certain securities acquired prior to the first quarter. This compares to net premium amortization cost for the prior quarter of $(55) million, or $(0.10) per common share, including a "catch-up" premium amortization cost of $(5) million, or $(0.01) per common share.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD
The Company's average asset yield on its investment portfolio, excluding the TBA position, was 2.93% for the first quarter, compared to 3.14% for the prior quarter. Excluding "catch-up" premium amortization, the Company's average asset yield was 3.51% for the first quarter, compared to 3.17% for the prior quarter. Including the TBA position and excluding "catch-up" premium amortization, the Company's average asset yield for the first quarter was 3.90%, compared to 3.68% for the prior quarter.
For the first quarter, the weighted average interest rate on the Company's repurchase agreements was 4.51%, compared to 3.55% for the prior quarter. For the first quarter, the Company’s TBA position had an implied financing cost of 4.53%, compared to 3.41% for the prior quarter. Inclusive of interest rate swaps, the Company's combined weighted average cost of funds for the first quarter was 1.02%, compared to 0.61% for the prior quarter.1
The Company's annualized net interest spread, including the TBA position and interest rate swaps and excluding "catch-up" premium amortization, for the first quarter was 2.88%, compared to 3.07% for the prior quarter.
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1.Certain prior quarter amounts have been reclassified to conform to the current quarter's presentation of interest rate swap periodic income (cost) and the related cost of funds measures. See footnote 22 at the end of the Key Statistics table for additional information.

NET SPREAD AND DOLLAR ROLL INCOME
The Company recognized net spread and dollar roll income (a non-GAAP financial measure) for the first quarter of $0.70 per common share, excluding $(0.12) per common share of "catch-up" premium amortization cost, compared to $0.74 per common share for the prior quarter, excluding $(0.01) per common share of "catch-up" premium amortization cost.

AGNC Investment Corp.
April 24, 2023

A reconciliation of the Company's total comprehensive income (loss) to net spread and dollar roll income, excluding "catch-up" premium amortization, and additional information regarding the Company's use of non-GAAP measures are included later in this release.

LEVERAGE
As of March 31, 2023, $41.9 billion of repurchase agreements, $10.4 billion of net TBA dollar roll positions (at cost) and $0.1 billion of other debt were used to fund the Company's investment portfolio. The remainder, or approximately $6.5 billion, of the Company's repurchase agreements was used to fund purchases of U.S. Treasury securities ("U.S. Treasury repo") and is not included in the Company's leverage measurements. Inclusive of its TBA position and net payable/(receivable) for unsettled investment securities, the Company's tangible net book value "at risk" leverage ratio was 7.2x as of March 31, 2023, compared to 7.4x as of December 31, 2022. The Company's average "at risk" leverage for the first quarter was 7.7x tangible net book value, compared to 7.8x for the prior quarter.
As of March 31, 2023, the Company's repurchase agreements used to fund its investment portfolio ("Agency repo") had a weighted average interest rate of 4.81%, compared to 4.31% as of December 31, 2022, and a weighted average remaining maturity of 18 days, compared to 23 days as of December 31, 2022. As of March 31, 2023, $20.2 billion, or 48%, of the Company's Agency repo agreements were funded through the Company's captive broker-dealer subsidiary, Bethesda Securities, LLC.
As of March 31, 2023, the Company's Agency repo agreements had remaining maturities of:
•$41.7 billion of three months or less and
•$0.2 billion from six to twelve months.

HEDGING ACTIVITIES
As of March 31, 2023, interest rate swaps, swaptions and U.S. Treasury positions equaled 114% of the Company's outstanding balance of Agency repo agreements, TBA position and other debt, compared to 124% as of December 31, 2022.
As of March 31, 2023, the Company's interest rate swap position totaled $48.9 billion in notional amount, compared to $47.8 billion as of December 31, 2022. As of March 31, 2023, the Company's interest rate swap portfolio had an average fixed pay rate of 0.47%, an average receive rate of 4.86% and an average maturity of 3.3 years, compared to 0.37%, 4.31% and 3.2 years, respectively, as of December 31, 2022. As of March 31, 2023, 82% and 18% of the Company's interest rate swap portfolio were linked to the Secured Overnight Financing Rate ("SOFR") and Overnight Index Swap Rate ("OIS"), respectively.
As of March 31, 2023, the Company had payer swaptions outstanding totaling $1.6 billion, compared to $3.1 billion as of December 31, 2022, and net short U.S. Treasury positions outstanding totaling $9.2 billion, compared to $16.7 billion as of December 31, 2022.

AGNC Investment Corp.
April 24, 2023

OTHER GAIN (LOSS), NET
For the first quarter, the Company recorded a net loss of $(31) million in other gain (loss), net, or $(0.05) per common share, compared to a net gain of $550 million, or $0.97 per common share, for the prior quarter. Other gain (loss), net for the first quarter was comprised of:
•$(81) million of net realized losses on sales of investment securities;
•$594 million of net unrealized gains on investment securities measured at fair value through net income;
•$504 million of interest rate swap periodic income;
•$(736) million of net losses on interest rate swaps;
•$(66) million of net losses on interest rate swaptions;
•$(317) million of net losses on U.S. Treasury positions;
•$18 million of TBA dollar roll income;
•$94 million of net mark-to-market gains on TBA securities;
•$(33) million of other interest income (expense), net; and
•$(8) million of other miscellaneous losses.

OTHER COMPREHENSIVE INCOME
During the first quarter, the Company recorded other comprehensive income of $142 million, or $0.25 per common share, consisting of net unrealized gains on the Company's Agency securities recognized through OCI, compared to $135 million, or $0.24 per common share, of other comprehensive income for the prior quarter.
COMMON STOCK DIVIDENDS
During the first quarter, the Company declared dividends of $0.12 per share to common stockholders of record as of January 31, February 28, and March 31, 2023, totaling $0.36 per share for the quarter. Since its May 2008 initial public offering through the first quarter of 2023, the Company has declared a total of $12.2 billion in common stock dividends, or $46.12 per common share.
FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS
The following measures of operating performance include net spread and dollar roll income; net spread and dollar roll income, excluding "catch-up" premium amortization; economic interest income; economic interest expense; and the related per common share measures and financial metrics derived from such information, which are non-GAAP financial measures. Please refer to "Use of Non-GAAP Financial Information" later in this release for further discussion of non-GAAP measures.

AGNC Investment Corp.
April 24, 2023

AGNC INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)

	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
	(unaudited)		(unaudited)	(unaudited)	(unaudited)
Assets:
Agency securities, at fair value (including pledged securities of $41,852, $35,800, $37,886, $40,107 and $43,261, respectively)	$44,925	$39,346	$41,740	$43,459	$47,214
Agency securities transferred to consolidated variable interest entities, at fair value (pledged securities)	140	144	149	167	184
Credit risk transfer securities, at fair value (including pledged securities of $747, $703, $815, $629 and $471, respectively)	769	757	860	894	885
Non-Agency securities, at fair value, and other mortgage credit investments (including pledged securities of $457, $605, $775, $643 and $466, respectively)	530	682	869	881	804
U.S. Treasury securities, at fair value (including pledged securities of $6,481, $353, $1,213, $1,882 and $684, respectively)	6,642	353	1,213	1,882	684
Cash and cash equivalents	975	1,018	976	906	1,004
Restricted cash	1,864	1,316	2,186	1,333	1,087
Derivative assets, at fair value	229	617	851	536	647
Receivable for investment securities sold (including pledged securities of $339, $119, $1,163, $1,907 and $2,160, respectively)	346	120	1,169	2,006	2,317
Receivable under reverse repurchase agreements	8,929	6,622	7,577	8,438	10,645
Goodwill	526	526	526	526	526
Other assets	236	247	408	212	397
Total assets	$66,111	$51,748	$58,524	$61,240	$66,394
Liabilities:
Repurchase agreements	$48,384	$36,262	$40,306	$43,153	$44,715
Debt of consolidated variable interest entities, at fair value	92	95	98	107	116
Payable for investment securities purchased	—	302	1,279	547	857
Derivative liabilities, at fair value	326	99	1,221	237	668
Dividends payable	101	100	92	88	88
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	8,869	6,534	7,469	8,265	10,277
Accounts payable and other liabilities	547	486	837	803	743
Total liabilities	58,319	43,878	51,302	53,200	57,464
Stockholders' equity:
Preferred Stock - aggregate liquidation preference of $1,688, $1,688, $1,688, $1,538 and $1,538, respectively	1,634	1,634	1,634	1,489	1,489
Common stock - $0.01 par value; 592.5, 574.6, 551.3, 522.7 and 523.3 shares issued and outstanding, respectively	6	6	6	5	5
Additional paid-in capital	14,356	14,186	13,999	13,707	13,704
Retained deficit	(7,674)	(7,284)	(7,610)	(6,726)	(6,078)
Accumulated other comprehensive loss	(530)	(672)	(807)	(435)	(190)
Total stockholders' equity	7,792	7,870	7,222	8,040	8,930
Total liabilities and stockholders' equity	$66,111	$51,748	$58,524	$61,240	$66,394

Tangible net book value per common share [1]	$9.41	$9.84	$9.08	$11.43	$13.12

AGNC Investment Corp.
April 24, 2023

AGNC INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Interest income:
Interest income	$351	$347	$373	$395	$475
Interest expense	449	322	196	80	27
Net interest income	(98)	25	177	315	448
Other gain (loss), net:
Realized loss on sale of investment securities, net	(81)	(1,068)	(560)	(946)	(342)
Unrealized gain (loss) on investment securities measured at fair value through net income, net	594	1,462	(1,738)	(987)	(2,532)
(Loss) gain on derivative instruments and other investments, net	(544)	156	1,474	1,204	1,796
Total other (loss) gain, net	(31)	550	(824)	(729)	(1,078)
Expenses:
Compensation and benefits	14	5	11	12	13
Other operating expense	8	9	8	8	8
Total operating expense	22	14	19	20	21
Net income (loss)	(151)	561	(666)	(434)	(651)
Dividend on preferred stock	30	29	26	25	25
Net income (loss) available (attributable) to common stockholders	$(181)	$532	$(692)	$(459)	$(676)

Net income (loss)	$(151)	$561	$(666)	$(434)	$(651)
Unrealized gain (loss) on investment securities measured at fair value through other comprehensive income (loss), net	142	135	(372)	(245)	(491)
Comprehensive income (loss)	(9)	696	(1,038)	(679)	(1,142)
Dividend on preferred stock	30	29	26	25	25
Comprehensive income (loss) available (attributable) to common stockholders	$(39)	$667	$(1,064)	$(704)	$(1,167)

Weighted average number of common shares outstanding - basic	579.3	568.4	528.7	526.2	524.3
Weighted average number of common shares outstanding - diluted	579.3	569.5	528.7	526.2	524.3
Net income (loss) per common share - basic	$(0.31)	$0.94	$(1.31)	$(0.87)	$(1.29)
Net income (loss) per common share - diluted	$(0.31)	$0.93	$(1.31)	$(0.87)	$(1.29)
Comprehensive income (loss) per common share - basic	$(0.07)	$1.17	$(2.01)	$(1.34)	$(2.23)
Comprehensive income (loss) per common share - diluted	$(0.07)	$1.17	$(2.01)	$(1.34)	$(2.23)
Dividends declared per common share	$0.36	$0.36	$0.36	$0.36	$0.36

AGNC Investment Corp.
April 24, 2023

AGNC INVESTMENT CORP.
RECONCILIATION OF GAAP COMPREHENSIVE INCOME (LOSS) TO NET SPREAD AND DOLLAR ROLL INCOME (NON-GAAP MEASURE) [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Comprehensive income (loss) available (attributable) to common stockholders	$(39)	$667	$(1,064)	$(704)	$(1,167)
Adjustments to exclude realized and unrealized (gains) losses reported through net income:
Realized loss on sale of investment securities, net	81	1,068	560	946	342
Unrealized (gain) loss on investment securities measured at fair value through net income, net	(594)	(1,462)	1,738	987	2,532
(Gain) loss on derivative instruments and other securities, net	544	(156)	(1,474)	(1,204)	(1,796)
Adjustment to exclude unrealized (gain) loss reported through other comprehensive income:
Unrealized (gain) loss on available-for-sale securities measure at fair value through other comprehensive income, net	(142)	(135)	372	245	491
Other adjustments:
TBA dollar roll income [3,4]	18	65	119	182	152
Interest rate swap periodic income (cost) [3,8,22]	504	401	236	56	(18)
Other interest income (expense), net [3,23]	(33)	(33)	(25)	(7)	—
Net spread and dollar roll income available to common stockholders	339	415	462	501	536
Estimated "catch up" premium amortization cost (benefit) due to change in CPR forecast [11]	69	5	(18)	(66)	(159)
Net spread and dollar roll income, excluding "catch-up" premium amortization, available to common stockholders	$408	$420	$444	$435	$377

Weighted average number of common shares outstanding - basic	579.3	568.4	528.7	526.2	524.3
Weighted average number of common shares outstanding - diluted	580.5	569.5	529.8	527.1	525.7
Net spread and dollar roll income per common share - basic	$0.59	$0.73	$0.87	$0.95	$1.02
Net spread and dollar roll income per common share - diluted	$0.58	$0.73	$0.87	$0.95	$1.02
Net spread and dollar roll income, excluding "catch-up" premium amortization, per common share - basic	$0.70	$0.74	$0.84	$0.83	$0.72
Net spread and dollar roll income, excluding "catch-up" premium amortization, per common share - diluted	$0.70	$0.74	$0.84	$0.83	$0.72

AGNC Investment Corp.
April 24, 2023

AGNC INVESTMENT CORP.
NET INTEREST SPREAD COMPONENTS BY FUNDING SOURCE [2,22]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Adjusted net interest and dollar roll income, excluding "catch-up" premium amortization:
Economic interest income:
Investment securities - GAAP interest income [12]	$351	$347	$373	$395	$475
Estimated "catch-up" premium amortization cost (benefit) due to change in CPR forecast [11]	69	5	(18)	(66)	(159)
TBA dollar roll income - implied interest income [3,6]	220	230	213	180	123
Economic interest income, excluding "catch-up" premium amortization	640	582	568	509	439
Economic interest expense:
Repurchase agreements and other debt - GAAP interest expense	(449)	(322)	(196)	(80)	(27)
TBA dollar roll income - implied interest (expense) benefit [3,5]	(202)	(165)	(94)	2	29
Interest rate swap periodic (cost) income, net [3,8,22]	504	401	236	56	(18)
Economic interest expense	(147)	(86)	(54)	(22)	(16)
Adjusted net interest and dollar roll income, excluding "catch-up" premium amortization	$493	$496	$514	$487	$423

Net interest spread, excluding "catch-up" amortization:
Average asset yield:
Investment securities - average asset yield	2.93%	3.14%	3.09%	3.09%	3.55%
Estimated "catch-up" premium amortization cost (benefit) due to change in CPR forecast	0.58%	0.03%	(0.15)%	(0.51)%	(1.19)%
Investment securities average asset yield, excluding "catch-up" premium amortization	3.51%	3.17%	2.94%	2.58%	2.36%
TBA securities - average implied asset yield [6]	4.93%	4.86%	4.18%	3.66%	2.09%
Average asset yield, excluding "catch-up" premium amortization [7]	3.90%	3.68%	3.31%	2.88%	2.28%
Average total cost of funds:
Repurchase agreements and other debt - average funding cost	4.51%	3.55%	1.89%	0.74%	0.23%
TBA securities - average implied funding cost (benefit) [5]	4.53%	3.41%	1.80%	(0.04)%	(0.49)%
Average cost (benefit) of funds, before interest rate swap periodic cost (income), net [7]	4.52%	3.50%	1.86%	0.49%	(0.01)%
Interest rate swap periodic cost (income), net [10,22]	(3.50)%	(2.89)%	(1.52)%	(0.35)%	0.10%
Average total cost of funds [9]	1.02%	0.61%	0.34%	0.14%	0.09%
Average net interest spread, excluding "catch-up" premium amortization	2.88%	3.07%	2.97%	2.74%	2.19%

AGNC Investment Corp.
April 24, 2023

AGNC INVESTMENT CORP.
KEY STATISTICS*
(in millions, except per share data)
(unaudited)

	Three Months Ended
Key Balance Sheet Statistics:	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Investment securities: [12]
Fixed-rate Agency MBS, at fair value - as of period end	$44,754	$39,169	$41,578	$43,382	$47,124
Other Agency MBS, at fair value - as of period end	$311	$321	$311	$244	$274
Credit risk transfer securities, at fair value - as of period end	$769	$757	$860	$894	$885
Non-Agency MBS, at fair value - as of period end [21]	$505	$657	$843	$881	$804
Total investment securities, at fair value - as of period end	$46,339	$40,904	$43,592	$45,401	$49,087
Total investment securities, at cost - as of period end	$49,575	$44,880	$49,162	$48,862	$51,316
Total investment securities, at par - as of period end	$48,123	$43,403	$47,646	$47,347	$49,511
Average investment securities, at cost	$47,846	$44,351	$48,362	$51,089	$53,535
Average investment securities, at par	$46,374	$42,978	$46,863	$49,453	$51,749
TBA securities: [20]
Net TBA portfolio - as of period end, at fair value	$10,395	$18,574	$17,902	$15,893	$19,543
Net TBA portfolio - as of period end, at cost	$10,385	$18,407	$19,116	$16,001	$20,152
Net TBA portfolio - as of period end, carrying value	$10	$167	$(1,214)	$(108)	$(609)
Average net TBA portfolio, at cost	$17,851	$18,988	$20,331	$19,653	$23,605
Average repurchase agreements and other debt [13]	$39,824	$35,486	$40,530	$42,997	$46,570
Average stockholders' equity [14]	$8,053	$7,481	$8,040	$8,525	$9,545
Tangible net book value per common share [1]	$9.41	$9.84	$9.08	$11.43	$13.12
Tangible net book value "at risk" leverage - average [15]	7.7:1	7.8:1	8.1:1	7.8:1	7.8:1
Tangible net book value "at risk" leverage - as of period end [16]	7.2:1	7.4:1	8.7:1	7.4:1	7.5:1

Key Performance Statistics:
Investment securities: [12]
Average coupon	4.06%	3.74%	3.49%	3.19%	3.07%
Average asset yield	2.93%	3.14%	3.09%	3.09%	3.55%
Average asset yield, excluding "catch-up" premium amortization	3.51%	3.17%	2.94%	2.58%	2.36%
Average coupon - as of period end	4.15%	3.94%	3.63%	3.35%	3.13%
Average asset yield - as of period end	3.55%	3.37%	3.14%	2.85%	2.56%
Average actual CPR for securities held during the period	5.2%	6.8%	9.2%	12.4%	14.5%
Average forecasted CPR - as of period end	10.0%	7.4%	7.0%	7.2%	7.9%
Total premium amortization (cost) benefit, net	$(120)	$(55)	$(36)	$—	$78
TBA securities:
Average coupon - as of period end [17]	5.06%	4.84%	4.30%	4.35%	3.25%
Average implied asset yield [6]	4.93%	4.86%	4.18%	3.66%	2.09%
Combined investment and TBA securities - average asset yield, excluding "catch-up" premium amortization [7]	3.90%	3.68%	3.31%	2.88%	2.28%
Cost of funds:
Repurchase agreements - average funding cost	4.51%	3.55%	1.89%	0.74%	0.23%
TBA securities - average implied funding cost (benefit) [5]	4.53%	3.41%	1.80%	(0.04)%	(0.49)%
Interest rate swaps - average periodic (income) expense, net [10,22]	(3.50)%	(2.89)%	(1.52)%	(0.35)%	0.10%
Average total cost (benefit) of funds, inclusive of TBAs and interest rate swap periodic (income) expense, net [7,9,22]	1.02%	0.61%	0.34%	0.14%	0.09%
Repurchase agreements - average funding cost as of period end	4.81%	4.31%	2.85%	1.25%	0.37%
Interest rate swaps - average net pay/(receive) rate as of period end [18]	(4.39)%	(3.94)%	(2.79)%	(1.23)%	(0.04)%
Net interest spread: [22]
Combined investment and TBA securities average net interest spread	2.46%	3.03%	3.07%	3.11%	3.01%
Combined investment and TBA securities average net interest spread, excluding "catch-up" premium amortization	2.88%	3.07%	2.97%	2.74%	2.19%
Expenses % of average stockholders' equity - annualized	1.09%	0.75%	0.95%	0.94%	0.88%
Economic return (loss) on tangible common equity - unannualized [19]	(0.7)%	12.3%	(17.4)%	(10.1)%	(14.4)%

AGNC Investment Corp.
April 24, 2023

*Except as noted below, average numbers for each period are weighted based on days on the Company's books and records. All percentages are annualized, unless otherwise noted.
Numbers in financial tables may not total due to rounding.

1.Tangible net book value per common share excludes preferred stock liquidation preference and goodwill.
2.Table includes non-GAAP financial measures and/or amounts derived from non-GAAP measures. Refer to "Use of Non-GAAP Financial Information" for additional discussion of non-GAAP financial measures.
3.Amount reported in gain (loss) on derivatives instruments and other securities, net in the accompanying consolidated statements of operations.
4.Dollar roll income represents the price differential, or "price drop," between the TBA price for current month settlement versus the TBA price for forward month settlement. Amount includes dollar roll income (loss) on long and short TBA securities. Amount excludes TBA mark-to-market adjustments.
5.The implied funding cost/benefit of TBA dollar roll transactions is determined using the "price drop" (Note 4) and market-based assumptions regarding the "cheapest-to-deliver" collateral that can be delivered to satisfy the TBA contract, such as the anticipated collateral’s weighted average coupon, weighted average maturity and projected 1-month CPR. The average implied funding cost/benefit for all TBA transactions is weighted based on the Company’s daily average TBA balance outstanding for the period.
6.The average implied asset yield for TBA dollar roll transactions is extrapolated by adding the average TBA implied funding cost (Note 5) to the net dollar roll yield. The net dollar roll yield is calculated by dividing dollar roll income (Note 4) by the average net TBA balance (cost basis) outstanding for the period.
7.Amount calculated on a weighted average basis based on average balances outstanding during the period and their respective asset yield/funding cost.
8.Represents periodic interest rate swap settlements. Amount excludes interest rate swap termination fees, mark-to-market adjustments and price alignment interest income (expense) on margin deposits.
9.Cost of funds excludes other supplemental hedges used to hedge a portion of the Company's interest rate risk (such as swaptions and U.S. Treasury positions) and U.S. Treasury repurchase agreements.
10.Represents interest rate swap periodic cost measured as a percent of total mortgage funding (Agency repurchase agreements, other debt and net TBA securities (at cost)).
11."Catch-up" premium amortization cost/benefit is reported in interest income on the accompanying consolidated statements of operations.
12.Investment securities include Agency MBS, CRT and non-Agency securities. Amounts exclude TBA and forward settling securities accounted for as derivative instruments in the accompanying consolidated balance sheets and statements of operations.
13.Average repurchase agreements and other debt excludes U.S. Treasury repurchase agreements.
14.Average stockholders' equity calculated as the average month-ended stockholders' equity during the quarter.
15.Average tangible net book value "at risk" leverage during the period was calculated by dividing the sum of the daily weighted average Agency repurchase agreements, other debt, and TBA and forward settling securities (at cost) outstanding for the period by the sum of average stockholders' equity adjusted to exclude goodwill. Leverage excludes U.S. Treasury repurchase agreements.
16.Tangible net book value "at risk" leverage as of period end was calculated by dividing the sum of the amount outstanding under repurchase agreements, other debt, net TBA position and forward settling securities (at cost), and net receivable / payable for unsettled investment securities outstanding by the sum of total stockholders' equity adjusted to exclude goodwill. Leverage excludes U.S. Treasury repurchase agreements.
17.Average TBA coupon is for the long TBA position only.
18.Includes forward starting swaps not yet in effect as of reported period-end.
19.Economic return (loss) on tangible common equity represents the sum of the change in tangible net book value per common share and dividends declared on common stock during the period over the beginning tangible net book value per common share.
20.Includes TBA dollar roll position and, if applicable, forward settling securities accounted for as derivative instruments in the accompanying consolidated balance sheets and statements of operations. Amount is net of short TBA securities.
21.Non-Agency MBS, at fair value, excludes $25 million, $25 million and $26 million of other mortgage credit investments held as of March 31, 2023 and December 31 and September 30, 2022, respectively.
22.In the first quarter 2023, the Company began reporting price alignment interest income (expense) ("PAI") on interest swap margin deposits posted by or (to) the Company in other interest income (expense), net. The Company previously reported PAI in interest rate swap periodic income (cost). Both current and former categorizations are components of net spread and dollar roll income. Prior quarter amounts have been reclassified and cost of funds restated to conform to the current quarter's presentation.
23.Other interest income (expense), net includes interest income on cash and cash equivalents, PAI, and other miscellaneous interest income (expense).

AGNC Investment Corp.
April 24, 2023

STOCKHOLDER CALL
AGNC invites stockholders, prospective stockholders and analysts to attend the AGNC stockholder call on April 25, 2023 at 8:30 am ET. Interested persons who do not plan on asking a question and have internet access are encouraged to utilize the free webcast at www.AGNC.com. Those who plan on participating in the Q&A or do not have internet available may access the call by dialing (877) 300-5922 (U.S. domestic) or (412) 902-6621 (international). Please advise the operator you are dialing in for the AGNC Investment Corp. stockholder call.
A slide presentation will accompany the call and will be available at www.AGNC.com. Select the Q1 2023 Earnings Presentation link to download the presentation in advance of the stockholder call.
An archived audio of the stockholder call combined with the slide presentation will be available on the AGNC website after the call on April 25, 2023. In addition, there will be a phone recording available one hour after the call on April 25, 2023 through May 2, 2023. Those who are interested in hearing the recording of the presentation, can access it by dialing (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international), passcode 9749241.
For further information, please contact Investor Relations at (301) 968-9300 or IR@AGNC.com.

ABOUT AGNC INVESTMENT CORP.
AGNC Investment Corp. is an internally managed real estate investment trust ("REIT") that invests primarily in residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. Government-sponsored enterprise or a U.S. Government agency. For further information, please refer to www.AGNC.com.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements or from our historic performance due to a variety of important factors, including, without limitation, changes in monetary policy and other factors that affect interest rates, MBS spreads to benchmark interest rates, the forward yield curve, or prepayment rates; the availability and terms of financing; changes in the market value of the Company's assets; general economic or geopolitical conditions; liquidity and other conditions in the market for Agency securities and other financial markets; and legislative and regulatory changes that could adversely affect the business of the Company. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the Company's periodic reports filed with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

AGNC Investment Corp.
April 24, 2023

USE OF NON-GAAP FINANCIAL INFORMATION
In addition to the results presented in accordance with GAAP, the Company's results of operations discussed in this release include certain non-GAAP financial information, including "net spread and dollar roll income"; "net spread and dollar roll income, excluding 'catch-up' premium amortization"; "economic interest income" and "economic interest expense"; and the related per common share measures and certain financial metrics derived from such non-GAAP information, such as "cost of funds" and "net interest spread."
Net spread and dollar roll income available to common stockholders is measured as comprehensive income (loss) available (attributable) to common stockholders (GAAP measure) adjusted to: (i) exclude gains/losses on investment securities recognized through net income or other comprehensive income and gains/losses on derivative instruments and other securities (GAAP measures) and (ii) include interest rate swap periodic income/cost, TBA dollar roll income and other miscellaneous interest income/expense. As defined, net spread and dollar roll income available to common stockholders represents net interest income (GAAP measure) adjusted to include TBA dollar roll income, interest rate swap periodic income/cost and other miscellaneous interest income/expense, less total operating expense (GAAP measure) and dividends on preferred stock (GAAP measure). Net spread and dollar roll income, excluding 'catch-up' premium amortization, available to common stockholders further excludes retrospective "catch-up" adjustments to premium amortization cost due to changes in projected CPR estimates.
By providing users of the Company's financial information with such measures in addition to the related GAAP measures, the Company believes users have greater transparency into the information used by the Company's management in its financial and operational decision-making. The Company also believes that it is important for users of its financial information to consider information related to the Company's current financial performance without the effects of certain transactions that are not necessarily indicative of its current investment portfolio performance and operations.
Specifically, the Company believes the inclusion of TBA dollar roll income is meaningful as TBAs are economically equivalent to holding and financing generic Agency MBS using short-term repurchase agreements but are recognized under GAAP in gain/loss on derivative instruments in the Company’s statement of operations. Similarly, the Company believes that the inclusion of periodic interest rate swap settlements in such measure, which are recognized under GAAP in gain/loss on derivative instruments, is meaningful as interest rate swaps are the primary instrument the Company uses to economically hedge against fluctuations in the Company’s borrowing costs and inclusion of periodic interest rate swap settlements is more indicative of the Company’s total cost of funds than interest expense alone. In the case of net spread and dollar roll income, excluding "catch-up" premium amortization, the Company believes the exclusion of "catch-up" adjustments to premium amortization cost is meaningful as it excludes the cumulative effect from prior reporting periods due to current changes in future prepayment expectations and, therefore, exclusion of such "catch-up" cost or benefit is more indicative of the current earnings potential of the Company’s investment portfolio.
However, because such measures are incomplete measures of the Company's financial performance and involve differences from results computed in accordance with GAAP, they should be considered as supplementary to, and not as a substitute for, results computed in accordance with GAAP. In addition, because not all companies use identical calculations, the

AGNC Investment Corp.
April 24, 2023

Company's presentation of such non-GAAP measures may not be comparable to other similarly-titled measures of other companies.
A reconciliation of GAAP comprehensive income (loss) to non-GAAP "net spread and dollar roll income, excluding 'catch-up' premium amortization" is included in this release.